UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 24, 2007
F.N.B. CORPORATION

(Exact name of registrant as specified in its charter)
FLORIDA

(State or Other Jurisdiction of Incorporation)

001-31940	25-1255406

(Commission File Number)	(IRS Employer Identification No.)

One F.N.B. Boulevard, Hermitage, PA	16148

(Address of Principal Executive Offices)	(Zip Code)
(724) 981-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) Compensation arrangements of certain officers
F.N.B. Corporation (the Company) maintains an incentive program designed to reward achievement of key financial performance measures which promote shareholder value.
Annual Incentive Compensation Award
On January 24, 2007, the Compensation Committee of the Company approved the following incentive cash compensation payments for each of the Company’s Named Executive Officers below with such cash bonuses to be paid as soon as practical thereafter.

Officer	Title	Cash Bonus Compensation

Gary J. Roberts	President & Chief Executive Officer of First National Bank of Pennsylvania (FNBPA) (principal subsidiary of the Company)	$135,585.00

Brian F. Lilly	Executive Vice President & Chief Financial Officer	$87,166.00

Scott D. Free	Senior Vice President — Treasurer	$42,960.00
The Company’s 2007 Incentive Compensation Plan (Plan), was approved by the Company’s Compensation Committee on December 13, 2006 and the Board on January 24, 2007, and is subject to shareholder approval at the Company’s Annual Meeting on May 14, 2007.
The Plan is designed, in part, to provide annual cash bonus opportunities at a target percentage of base pay to senior management officials of the Company and its affiliates based on the Company’s attainment of a targeted net income goal for each fiscal year. The net income goal may be adjusted by the Committee, in its sole discretion, for net income attributed to non-core operating events impacting the Company’s core operating results, such as mergers and acquisitions, unusual gains or losses, significant asset sales or other out-of-the ordinary or one time events which significantly impact the Company’s normal operations. Actual payments may range between 0% and 120% of the target payout goal for corporate performance between 80% and 120% of the net income goal, as long as the total payouts awarded under the Plan do not exceed the total amount of the Plan funded incentive pool based upon the Company’s financial performance. Additionally, the Committee maintains discretion to reduce awards for individual performance.
On January 24, 2007, the Committee established the net income goal for fiscal year 2007 for the “Annual Incentive Compensation Awards” under the Plan. The Committee also set the threshold performance trigger at 80% of the net income target, which represents the minimum performance level at which incentive cash bonuses will be paid to Plan participants. The 2007 performance goals for all named executive officers, except FNBPA CEO, Roberts, are based on the Company achieving its 2007 net income goal. Mr. Roberts’ 2007 performance goal is a factor using both the performance of the Company, weighted 30% and its subsidiary, FNBPA, weighted 70%.
The target bonus payment for all Named Executive Officers in 2007 is 30% of their base compensation, except for Messrs. Gurgovits, Roberts and Lilly whose target bonus is 60%, 50% and 40% of their respective base compensation amounts for 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. CORPORATION (Registrant)

By:	/s/Brian F. Lilly

Name:	Brian F. Lilly
Title:	Chief Financial Officer (Principal Financial Officer)
Dated: January 29, 2007